

INX

Definitive Agreement

11/01/11

INX

PRESIDIO

Definitive Agreement

INX and Presidio have entered into a Definitive Agreement to combine INX and Presidio.

The Definitive Agreement is an agreement between INX and Presidio for Presidio to acquire all outstanding shares of INX.

The transaction has been approved by the INX Board of Directors but must still be approved by INX shareholders. (This is expected to be done in early 2012).

Until the pending close of transaction the two companies still function as two separate legal entities.

INX

Why Merge into Presidio?

1. The impending merger into Presidio represents an incredible opportunity for INX to be part of creating a preeminent National IT Solutions Provider.

2. INX believes that collectively we can change the landscape of our industry and evolve into one of the largest focused IT Solutions Integrator in our market space.

3. INX has had a strategy to create a National IT Solutions Integrator for a number of years. This agreement enables us to meet our objectives and create growth opportunities for our business and employees.

4. As part of a private company INX will be able to forgo the expense and resources required to be a publicly traded entity, increasing our ability to grow and provide better services to our clients.

Who is Presidio?


Presidio Locations

Presidio is a $1.3 B+ private IT solutions provider

Sales, Engineering & Operations based in 30 offices across U.S.

Presidio Divisions: North East, Mid-Atlantic and South

INX

Who is Presidio?

PRESIDIO

Solution Offerings



Collaboration



Contact Center



Data Center/ Virtualization



Mobility



Managed Services



Security



Systems Engineering

INX

PRESIDIO

Who is Presidio?

Presidio has a similar culture as INX. They are an employee oriented company with a very similar approach to the market. We both seek a business value proposition for our clients.

Presidio values INX's employees and unique competencies. They see strength in integrating our methodologies and professional and managed services.

Presidio's current footprint is in the northeast and southeast. We compliment each other's markets and will integrate well. Presidio has 1300+ employees and 30 offices in the US.

Presidio's strategic partners align with INX's. They have strategic relationships with Cisco, EMC, NetApp, VMware & others. Presidio is one of the top 5 Cisco and EMC partners in the US. They also have other relationships that will broaden our portfolio where needed.

Presidio is a $1.3 billion+ private IT solutions provider owned by American Securities.

Who Is American Securities?

INX PRESIDIO

AMERICAN SECURITIES

Overview	Investment Philosophy
• Leading middle-market private equity firm • Founded in 1947 • Based in New York • Over $3 B of committed capital available for new investments • More than $6 B invested across 37 portfolio companies since 1994	• Invest in leading companies in stable demand industries • Employ a conservative capital structure with low leverage • Partner with strong management teams who invest alongside us • Build value in our portfolio companies • Long-term investment approach

INX PRESIDIO

Why Is American Securities Investing?

1. Growing market
2. Industry leaders
3. Strong customer relationships
4. Strong cash flow
5. Strong management teams
6. Significant upside opportunities (e.g. Managed Services, Cloud)

INX
PRESIDIO

Our Combined Opportunity

Together we can collectively change the landscape of our industry and be a preeminent national solutions integration company consisting of the most talented employees.

- 1800+ Employees
- 800+ certified engineers
- Employee-centric, customer service driven culture
- National scale – 45+ offices across the country
- Unparalleled access to world-class consulting, engineering & technical resources
- Top tier ranking with Cisco, EMC, NetApp, VMware & others
- Business model to deliver innovative, purpose-built solutions that drive business value

What Happens next?

We will function as INX until the transaction is approved by INX shareholders and closed. This is expected to happen in early 2012.

Once approved and the transaction is closed most of INX will become Presidio –West Division.

We are currently developing a transition plan and a new organizational structure. As we finalize the plans we will communicate them to our teams.

We will evaluate and make decisions with employees and clients in mind.

We are creating a communication plan that will include an FAQ document for employees and a letter for our clients and partners. Do not discuss the transaction with any outside media sources and direct any inquires to Mike French.